SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 31, 2005

A.C.T. HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-50295	87-0656515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

381 Plantation Street, Worcester, MA 01605
(Address of principal executive offices, including zip code)

(508) 756-1212
(Registrant’s telephone number, including area code)

9005 Cobble Canyon Lane, Sandy, UT 84093
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

ITEM 2.01.                                    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On January 31, 2005, A.C.T. Holdings, Inc. (the “Company”) completed its acquisition of Advanced Cell Technology, Inc., a Delaware corporation (“ACT”), pursuant to the terms of an Agreement and Plan of Merger dated January 3, 2005 (the “Merger Agreement”), the terms of which were previously reported in the Company’s Current Report on Form 8-K dated December 30, 2004.  A copy of the Merger Agreement is attached to this Report as Exhibit 2.01 and incorporated by reference herein.

Pursuant to the terms of the Merger Agreement, a wholly owned subsidiary of the Company merged with and into ACT, with ACT surviving the Merger as a wholly owned subsidiary of the Company (the “Merger”).  As a result of the Merger, all of the outstanding shares of the capital stock of ACT were converted, on a pro rata basis, into the right to receive an aggregate of approximately 18,000,000 shares of the Company’s Common Stock (the “Exchange Shares”).  In addition, all outstanding options and warrants to acquire shares of the capital stock of ACT were converted into the right to receive shares of the Company’s Common Stock, and the Company has adopted the ACT Stock Option Plan and all options granted thereunder.

In connection with and as a condition to the Merger, certain of the Company’s principal stockholders owning approximately 90% of the shares of Company’s Common Stock before giving effect to the Merger either received restricted shares or executed and delivered Lock-Up/Leak-Out Agreements, substantially in the form attached to this Report as Exhibit 10.03.  In addition, simultaneously with the closing of the Merger, certain stockholders of the Company prior to the Merger were required as a condition of the Merger, to execute and deliver Lock-Up/Leak-Out Agreements, substantially in the forms attached to this Report as Exhibits 10.03 and 10.04.  In connection with the Merger, David C. Merrell, the Company’s President and sole director sold 1,926,667 shares.  The purchasers of these securities received “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), with a new holding period that commenced on the completion of the closing of the Merger, together with being subject to a Lock-up/Leak-Out Agreement.  Both forms of Lock-Up/Leak-Out Agreement provide that, for the 12-month period following the closing of the Merger Agreement, each stockholder party thereto is restricted to making resales of the Company’s Common Stock in compliance with the manner of sale provisions of Rule 144 under the Securities Act, and no such stockholder may sell more than 1/12th of such stockholder’s holdings in any month during such 12-month period, on a non-cumulative basis.

In connection with the transactions contemplated by the Merger Agreement, but apart from the Merger, upon the closing of the Merger, the Company issued 1,291,615 warrants with an exercise price of $2.00 per share, and 1,833,260 cashless warrants with an exercise price of $0.85.  All of these warrants are exercisable for a period of 10 years, enjoy “piggy-back” registration rights and may not be exercised for a period of 12 months from the date of issuance.  Copies of the warrant agreements are attached hereto as Exhibits 10.01 and 10.02 and incorporated herein by reference.

The Company has effected a complete change of business operations as a result of the Merger.  The Company has terminated its kachina doll business and has succeeded to, and is continuing the business operations and research efforts of ACT in the field of biotechnology.  The Company is now a development-stage biotechnology company applying human embryonic stem cell technology in the emerging field of regenerative medicine.  The Company believes that new developments in stem cell biology, and our research efforts in particular, have the potential to revolutionize medicine by being able to produce human cells of any kind for use in a wide-array of therapies for immunological and age-related diseases.  All of the Company’s research efforts to date are in the preclinical stage of development.  The Company is focused on leveraging its key assets, including its intellectual property, its scientific team, its facilities and its capital, to accelerate the advancement of such stem cell technologies.  In addition, the Company is pursuing strategic collaborations with members of academia, industry and foundations to further accelerate the pace of our research efforts.  The Company is currently headquartered in Worcester, Massachusetts.

CAUTIONARY STATEMENT REGARDING COMPLETE CHANGE IN BUSINESS

Investors are cautioned that, prior to the Merger, the Company had minimal business, operations, revenues and assets, and has been involved in an industry entirely unrelated to the business of ACT.  Therefore, the acquisition of ACT by the Company represents a complete change in the nature of the Company’s business and operations, and changes the nature of any prior investment in the Company.  Prior to the Merger, ACT, as a privately held Company, had not been subject to the reporting requirements of the Securities Exchange Act of 1934, (the “Exchange Act”) and, therefore, there is little public information about ACT currently available.  While certain information is provided herein, and additional information will become available in due course as the Company complies with its ongoing Exchange Act reporting requirements, the current lack of such information, among other factors, makes an investment in the Company’s common stock highly speculative.  While the complexity of the business of ACT, and the unavailability of current audited financial statements with respect to its business, make a full discussion of the business and financial condition of ACT impractical at this time, the Company is aware, and calls the attention of investors to the fact that, the business and prospects of ACT are subject to numerous risks, any of which could materially adversely affect the business, financial condition, results of operations and prospects of the Company and, therefore, the value of any investment in the Company’s common stock.  You should carefully consider all of the information included in this Report and in other filings we make with the Securities and Exchange Commission.  In particular, you should consider carefully the factors discussed below under “Risk Factors” before deciding to invest in our common stock.

References to “we,” “us” and “our” and similar words in this Report mean the Company and its subsidiaries, including ACT, taken as a whole, unless the context otherwise requires.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this Current Report on Form 8-K and the exhibits hereto containing the words “may,” “assumes,” “forecasts,” “positions,” “predicts,” “strategy,” “will,” “expects,” “estimates,” “anticipates,” “believes,” “projects,” “intends,” “plans,” “budgets,” “potential,” “continue” and variations thereof, and other statements contained in this Form 8-K and the exhibits hereto regarding matters that are not historical facts are forward-looking statements.  These statements refer only to the ongoing business of the Company, which is the business of ACT.  Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to:

•                  We are a development-stage company, and our prospects are highly speculative;

•                  We have a limited operating history on which potential investors may evaluate our operations, prospects for profitable operations and ability to produce a return on investment;

•                  We have a history of insignificant revenue from operations and substantial operating losses and cannot assure future revenues or operating profits;

•                  We have no commercially marketable products and no immediate ability to generate revenue from commercial products, nor any assurance of being able to develop our technologies for commercial applications;

•                  We rely on nuclear transfer and embryonic stem cell technologies that we may not be able to develop successfully;

•                  We will require substantial additional funds to continue our operations.  There can be no guarantee that such funds may be available on acceptable terms, if at all, and which may result in the cessation of operations or the issuance of substantial amounts of equity, which would dilute the interests of current stockholders;

•                  The outcome of pre-clinical, and any future clinical and product testing of our products is uncertain;

•                  Our business will be required to comply with various government regulations, which will increase our operating costs and reduce our ability to generate profits or produce any return on investment;

•                  Potential and actual legislation related to human therapeutic cloning could limit our activities and ability to develop products for commercial sales, depriving us of our anticipated source of future revenues;

•                  We may not be able to protect our proprietary technology adequately.

•                  Our products may not receive FDA approval, which would prevent us from commercially marketing our products and producing revenues;

•                  We may not be able to commercially develop our technologies and proposed product lines, which, in turn, would significantly harm our ability to earn revenues;

•                  If we are unable to keep up with rapid technological changes in our field or compete effectively, we will be unable to operate profitably;

•                  We have limited clinical testing, regulatory, manufacturing, marketing, distribution and sales capabilities;

•                  One of our largest shareholders, A.C.T. Group, Inc. (“ACT Group”) is in financial distress. ACT Group was a controlling shareholder of ACT.  There have been several attempts in the past, and there may be attempts in the future, by its creditors to “pierce the corporate veil” and reach ACT’s assets, which could harm our ability to conduct operations;

•                  Even if we are successful in bringing products to market, we may not be able to obtain third-party patient reimbursement or favorable product pricing;

•                  Our business depends on key personnel for our continued operations and future success, the loss of whom would have a material adverse effect on our business;

and other factors, including those described in this Report under the heading “Risk Factors.”  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements include plans and objectives of our reconstituted management for future operations, including plans and objectives relating to our products and our future economic performance.  Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, future business decisions, and the time and money required to successfully complete development and commercialization of our technologies, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in any of the forward-looking statements contained herein will be realized. Based on the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of any such statement should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

RISK FACTORS

The following risk factors should be read in reviewing the information presented herein about our new business and the Company following the Merger.

You should carefully consider the following factors before purchasing our common stock.

We have a limited operating history on which potential investors may evaluate our operations and prospects for profitable operations and ability to produce a return on investment. We have a limited operating history on which a potential investor may base an evaluation of us and our prospects and ability to operate profitably.  If we are unable to begin and sustain profitable operations, investors may lose their entire investment in us. We are in the development stage and our prospects must be considered speculative in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development, particularly in light of the uncertainties relating to the new, competitive and rapidly evolving markets in which we anticipate we will operate. To address these risks, we must, among other things, further develop our technologies, products and services, successfully implement our research, development, marketing and commercialization strategies, respond to competitive developments and attract, retain and motivate qualified personnel. A substantial risk is involved in investing in us because, as a development stage company,

•                  we have fewer resources than an established company;

•                  our management may be more likely to make mistakes at such an early stage; and

•                  we may be more vulnerable operationally and financially to any mistakes that may be made, as well as to external factors beyond our control.

These difficulties are compounded by our heavy dependence on emerging and sometimes unproven technologies, and the fact that some of our significant potential revenue sources involve ethically sensitive and controversial issues which could become the subject of legislation or regulations that could materially restrict our operations and, therefore, harm our financial condition, operating results and prospects for bringing our investors a return on their investment.

We have a history of operating losses and cannot give assurance of future revenues or operating profits; therefore investors may lose their entire investment. We have generated insignificant revenue to date from our operations.  Historically, we have had net operating losses each year since our inception.  We have limited current potential sources of revenue from license fees and product development revenues, and we cannot assure you that we will be able to develop such revenue sources or that our operations will become profitable, even if we are able to commercialize our technologies or any products or services developed from those technologies.   If we continue to suffer losses as we have in the past, investors may not receive any return on their investment and may lose their entire investment.

We have no commercially marketable products and no immediate ability to generate revenue from commercial products, nor any assurance of being able to develop our technologies for commercial applications; therefore, we may not be able to operate profitably. We are just beginning to have product candidates available for pre-clinical trials and may not receive significant revenues from commercial sales of our products for the next several years, if at all, although we do generate revenues from licensing activities.  We have marketed only a limited amount of services based on our technologies and have little experience in doing so. Our technologies and any potential products or services that we may develop will require significant additional effort and investment prior to material commercialization and, in the case of any biomedical products, pre-clinical and clinical testing and regulatory approvals.  We cannot assure you that we will be able to develop any such technologies or any products or services, or that such technologies, products or services will prove to be safe and efficacious in clinical trials, meet applicable regulatory standards, be capable of being produced in commercial quantities at acceptable costs or be successfully marketed.  For that reason, we may not be able to generate revenues from commercial production or operate profitably.

We have sold the agricultural portion of our business in order to finance operations.  The agricultural applications of our technology generally have a more rapid realization of revenues due to more limited regulatory requirements and testing.  Our ability to generate revenue from any agricultural applications of our technology is limited to existing license royalties.

One of our largest shareholders is in financial distress which may harm our ability to conduct operations. One of our largest shareholders, ACT Group, is facing insolvency.  Two of our three Board members also serve in similar positions at ACT Group.  Our Chairman, President and Chief Science Officer is the President of ACT Group.  Although our operations and those of ACT Group are distinct, with separate governance structures and observe strict corporate formalities distinct to the respective entities, there have been several attempts by the debt holders of ACT Group, via a legal complaint, to pierce the corporate veil and hold us responsible for ACT Group’s liabilities.  To date, those claims have not been successful.  However, we cannot assure you that there will not be further attempts by creditors of ACT Group to pierce the corporate veil, or that they will be unsuccessful in doing so.  If there are such future attempts, they could result in significant legal expenses in defending such claims.  Moreover, if ACT Group creditors are successful in piercing the corporate veil and holding us responsible for ACT Group debts, there will be a material adverse effect on our business and operations.

For-profit entities may be prohibited from benefitting from grant funding.  There has been much publicity about grant resources for stem cell research, including Proposition 71 in California. Eligibility for grant funding may be restricted to not-for-profit entities.  No assurance can be given that the Company, as a for-profit entity, will be eligible to receive grant funding.

We rely on nuclear transfer and embryonic stem cell technologies that we may not be able to successfully develop, which will prevent us from generating revenues, operating profitably or providing investors any return on their investment. We have concentrated our research on our nuclear transfer and embryonic stem cell technologies and our ability to operate profitably will depend on being able to successfully develop these technologies for human applications. These are emerging technologies with, as yet, limited human applications. We cannot guarantee that we will be able to successfully develop our nuclear transfer and embryonic stem cell technologies or that such development will result in products or services with any significant commercial utility. We anticipate that the commercial sale of such products or services would be our only ongoing source of revenues. If we are unable to develop our technologies, investors will likely lose their entire investment in us.

We will require substantial additional funds to continue operating which would likely be raised in the form of the sale of equity; as a result, the interests of our existing shareholders will be likely be diluted. We believe our cash from all sources (cash, cash equivalents and anticipated revenue stream from licensing fees and sponsored research contracts) is sufficient to fund our operations for at least the next twelve months at our current level of operations.  However, without substantial additional financing, we will need to significantly limit our capital and operational spending and therefore be limited in our ability to advance our scientific efforts or further our efforts to operate profitably.

We are evaluating alternatives and sources for additional funding, which may include public or private investors, strategic partners, and grant programs available through specific states or foundations.  It is likely that we will seek to raise such funds through the sale of equity, which would dilute the holdings of our existing stockholders.

In addition, our cash requirements may vary materially from those now planned because of results of research and development, potential relationships with strategic partners, changes in the focus and direction of our research and development programs, competition, litigation required to protect our technology, technological advances, the cost of pre-clinical and clinical testing, the regulatory process of the United States Food and Drug Administration, or FDA, and foreign regulators, whether any of our products become approved or the market acceptance of any such products and other factors.  Our current cash reserves are not sufficient to fund our operations through the commercialization of our first products or services.

The outcome of pre-clinical, clinical and product testing of our products is uncertain; if we are unable to satisfactorily complete such testing, or if such testing yields unsatisfactory results, we will be unable to commercially produce our proposed products.

Before obtaining regulatory approvals for the commercial sale of any potential human products, our products will be subjected to extensive pre-clinical and clinical testing to demonstrate their safety and efficacy in humans.  We cannot assure you that the clinical trials of our products, or those of our licensees or collaborators, will demonstrate the safety and efficacy of such products at all, or to the extent necessary to obtain appropriate regulatory approvals, or that the testing of such products will be completed in a timely manner, if at all, or without significant increases in costs, program delays or both, all of which could harm our ability to generate revenues.  Many companies involved in biotechnology research and development have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials. The failure to adequately demonstrate the safety and efficacy of a therapeutic product under development could delay or prevent regulatory approval of the product and could harm our ability to generate revenues, operate profitably or produce any return on an investment in us.

While the marketing of cloned or transgenic animals does not currently require regulatory approval, such approval may be required in the future.  We cannot assure you that we would obtain such approvals or that our licensees’ products would be accepted in the marketplace.  This lack of approval could reduce or preclude any royalty revenues we might receive from our licensees in that field.

We are required to comply with various government regulations, which will increase our operating costs and reduce our ability to generate profits or produce any return on investment. Our business is focused on human cell therapy, which includes the production of human differentiated cells from stem cells and involves the use of nuclear transfer technology, human oocytes, and embryonic material.  Nuclear transfer technology, commonly known as cloning, and research utilizing embryonic stem cells are controversial subjects, and are currently subject to intense scrutiny, both in the United States, the United Nations and throughout the world, particularly in the area of nuclear transfer of human cells and the use of human embryonic material.

We cannot assure you that our operations will not be harmed by any legislative or administrative efforts by politicians or groups opposed to the development of nuclear transfer technology generally or the use of nuclear transfer for therapeutic cloning of human cells specifically. Further, we cannot assure you that legislative or administrative restrictions directly or indirectly delaying, limiting or preventing the use of nuclear transfer technology or human embryonic material or the sale, manufacture or use of products or services derived from nuclear transfer technology or human embryonic material will not be adopted in the future.

Potential and actual legislation and regulation related to our technology could limit our activities and ability to develop products for commercial sales, depriving us of our anticipated source of future revenues. In July, 2001, the House of Representatives of the United States Congress passed a bill, HR 2505, the “Human Cloning Prohibition Act of 2001”.  This bill was placed on the calendar of the U.S. Senate in August 2002, where it did not pass.  However, similar bills could be introduced in the future aiming to prohibit the use or commercialization of somatic cell nuclear transfer technology or of any products resulting from it, including those related to human therapeutic cloning and regenerative medicine.  If passed, such a bill could have a significant influence on our ability to pursue our research, development and commercialization plans in the United States.

In addition, we are or may become subject to various federal, state and local laws, regulations and recommendations relating to safe working conditions, laboratory and manufacturing practices, the experimental use of animals and the use and disposal of hazardous or potentially hazardous substances used in connection with our research and development work. We are unable to predict the extent of restrictions that might arise from any governmental or administrative action, and any such restriction could harm our ability to pursue and commercialize our technologies or any products or services.

Our products may not receive FDA approval, which would prevent us from commercially marketing our products and producing revenues. The FDA and comparable government agencies in foreign countries impose substantial regulations on the manufacture and marketing of pharmaceutical products through lengthy and detailed laboratory, pre-clinical and clinical testing procedures, sampling activities and other costly and time-consuming procedures. Satisfaction of these regulations typically takes several years or more and varies substantially based upon the type, complexity and novelty of the proposed product. We cannot yet accurately predict when we might first submit any Investigational New Drug, or IND, application to the FDA, or whether any such IND application would be granted on a timely basis, if at all, nor can we give assurance that we will successfully complete any clinical trials in connection with any such IND application. Further, we cannot yet accurately predict when we might first submit any product license application for FDA or other regulatory approval or whether any such product license application would be granted on a timely basis, if at all.

The effect of government regulation may be to delay, limit or prevent the marketing of new products for a considerable or indefinite period of time, to impose costly procedures upon our activities or to diminish or eliminate any competitive advantage we may enjoy. We cannot assure you that FDA or other regulatory approvals for any products developed by us will be granted on a timely basis, if at all. Any such delay in obtaining, or failure to obtain, such approvals could have a material adverse effect on the marketing of our products and our ability to generate product revenue. In addition, we cannot predict the extent of potentially adverse government regulation which might arise from future legislation or administrative action.

If regulatory approval of a product is obtained, such approval may be conditioned upon limitations and restrictions on the product’s use.  In addition, any marketed product and its manufacturer are subject to continuing government review, and any subsequent discovery of previously unrecognized problems could result in limitations or restrictions on the product or manufacturer. Any such limitation or restriction could harm our ability to develop commercially viable products and generate revenues at the time the limitation or restriction is imposed.

We may not be able to commercially develop our technologies and proposed product lines, which, in turn, would significantly harm our ability to earn revenues and result in a loss of investment. Our ability to commercially develop our technologies will be dictated in large part by forces outside our control which cannot be predicted, including, but not limited to, general economic conditions, the success of our research and pre-clinical and field testing, the availability of collaborative partners to finance our work in pursuing applications of nuclear transfer technology and technological or other developments in the biomedical field which, due to efficiencies, technological breakthroughs or greater acceptance in the biomedical industry, may render one or more areas of commercialization more attractive, obsolete or competitively unattractive. It is possible that one or more areas of commercialization will not be pursued at all if a collaborative partner or entity willing to fund research and development cannot be located.  Our decisions regarding the ultimate products and/or services we pursue could have a significant adverse affect on our ability to earn revenue if we misinterpret trends, underestimate development costs and/or pursue that wrong products or services. Any of these factors either alone or in concert could materially harm our ability to earn revenues and could result in a loss of any investment in us.

If we are unable to keep up with rapid technological changes in our field or compete effectively, we will be unable to operate profitably. We are engaged in activities in the biopharmaceutical field, which is characterized by extensive research efforts and rapid technological progress. If we fail to anticipate or respond adequately to technological developments, our ability to operate profitably could suffer. We cannot assure you that research and discoveries by other biotechnology, agricultural or pharmaceutical companies will not render our technologies or potential products or services uneconomical or result in products superior to those we develop or that any technologies, products or services we develop will be preferred to any existing or newly-developed technologies, products or services.

Our competition includes both public and private organizations and collaborations among academic institutions and large pharmaceutical companies, most of which have significantly greater experience and financial resources than we do. The biotechnology and pharmaceutical industries are characterized by intense competition. We compete against numerous companies, many of which have substantially greater financial and other resources than we have. Several such enterprises have initiated cell therapy research programs and/or efforts to treat the same diseases targeted by us. Companies such as Geron Corporation and Stem Cell Sciences, as well as other, have substantially greater resources and experience in our fields than we do, and are well situated to compete with us effectively.  Of course, any of the world’s largest pharmaceutical companies represent a significant actual or potential competitor.

These companies hold licenses to genetic selection technologies and other technologies that are competitive with those of our technologies.  These and other competitive enterprises have devoted, and will continue to devote, substantial resources to the development of technologies and products in competition with us.

Private and public academic and research institutions also compete with us in the research and development of human therapeutic or agricultural products.  In the past several years the pharmaceutical industry has selectively entered into collaborations with both public and private organizations to explore the possibilities that stem cell therapies may present for substantive breakthroughs in the fight against disease.   Pre-eminent companies include Johnson & Johnson working with Neutronyx to develop therapies for heart disease using adult stem cells, and with Gen Vec on an experimental process of injecting a regenerative protein into the heart.  Eli Lilly is funding research at Indiana and Purdue Universities that uses adult stem cell technology. Abbott Laboratories, Schering with Titan Pharmaceuticals, and Wyeth, who is paying license fees to Curis, are each separately funding projects that utilize stem cell technology.  Finally, biotechnology companies such as Genzyme Corp and Amgen are using stem cell technology to explore new science which may produce new therapies for heart disease and Parkinson’s disease.

In addition, many of our competitors have significantly greater experience and financial resources than we have in the development, pre-clinical testing and human clinical trials of biotechnology and pharmaceutical products and in obtaining FDA and other regulatory approvals of products. Accordingly our competitors may succeed in obtaining FDA approval for products more rapidly or effectively than we can. If we commence commercial sales of any products, we will also be competing with respect to manufacturing efficiency and sales and marketing capabilities, areas in which we have no experience.

The United States is encountering tremendous competition from many foreign countries that are providing an environment more attractive for stem cell research. The governments of numerous foreign countries are investing in, providing facilities, personnel and legal environments intended to attract biotechnology companies and encourage stem cell research and development of stem cell-related technologies.  Illustrative of these efforts are:

•                  Singapore has funded a 4,000 square meter facility to attract biotechnology companies and encourage the development of research including stem cell studies.

•                  Universities such as CalTech, Johns Hopkins University and the University of California at San Diego have taken advantage of government inducements to establish stem cell research facilities in Singapore.

•                  In the past five years mainland China has seen over 300 new biotech companies develop with a majority focused on some aspect of stem cell research.

•                  Earlier this year, Great Britain relaxed their restrictions on all facets of stem cell research.

•                  France announced a relaxation of regulations on therapeutic stem cell research at the end of September 2004.

•                  Backed by a vote from the European Parliament, the new European Union research chief indicated that extra funding could be available for stem cell research.

•                  Israeli, Swiss and Korean scientists supported by their governments have made major announcements this year furthering the body of knowledge in this field.

These factors may combine to make it more difficult to compete effectively and eventually generate revenues from our business.

We have limited clinical testing, regulatory, manufacturing, marketing, distribution and sales capabilities which may limit our ability to generate revenues. Because of the relatively early stage of our research and development programs, we have not yet invested significantly in clinical testing, regulatory, manufacturing, or in marketing, distribution or product sales resources. We cannot assure you that we will be able to develop any such resources successfully or as quickly as may be necessary. The inability to do so may harm our ability to generate revenues or operate profitably.

We may not be able to protect our proprietary technology, which could harm our ability to operate profitably. The biotechnology and pharmaceutical industries place considerable importance on obtaining patent and trade secret protection for new technologies, products and processes. Our success will depend, to a substantial degree, on our ability to obtain and enforce patent protection for our products, preserve any trade secrets and operate without infringing the proprietary rights of others. We cannot assure you that:

•                  we will succeed in obtaining any patents, obtaining them in a timely manner, or that the breadth or degree of protection that any such patents will protect our interests,

•                  the use of our technology will not infringe on the proprietary rights of others,

•                  patent applications relating to our potential products or technologies will result in the issuance of any patents or that, if issued, such patents will afford adequate protection to us or not be challenged, invalidated or infringed, or

•                  patents will not issue to other parties, which may be infringed by our potential products or technologies.

We are aware of certain patents that have been granted to others and certain patent applications that have been filed by others with respect to nuclear transfer technologies.  The fields in which we operate have been characterized by significant efforts by competitors to establish dominant or blocking patent rights to gain a competitive advantage, and by considerable differences of opinion as to the value and legal legitimacy of competitors’ purported patent rights and the technologies they actually utilize in their businesses.

Patent litigation presents an ongoing threat to our business with respect to both outcomes and costs. We have previously been involved in patent interference litigation with Infigen, Inc., and are currently involved in two patent disputes with Geron Corporation, and it is possible that further litigation over patent matters with one or more competitors could arise. We could incur substantial litigation or interference costs in defending ourselves against suits brought against us or in suits in which we may assert our patents against others. If the outcome of any such litigation, including our current disputes with Geron Corporation, is unfavorable, our business would likely be materially adversely affected. To determine the priority of inventions, we may also have to participate in interference proceedings declared by the United States Patent and Trademark Office, which could result in substantial cost to us.  Without additional capital, we may not have the resources to adequately defend or pursue this litigation.

Our business is highly dependent upon maintaining licenses with respect to key technology. Several of the key patents we utilize are licensed to us by third parties.  These licenses are subject to termination under certain circumstances (including, for example, our failure to make minimum royalty payments or to timely achieve development and commercialization benchmarks).  The loss of any of such licenses, or the conversion of such licenses to non-exclusive licenses, could harm our operations and/or enhance the prospects of our competitors.  Certain of such licenses also contain restrictions (e.g., limitations on our ability to grant sublicenses)  that could materially interfere with our ability to generate revenue through the licensing or sale to third parties of important and valuable technologies that we have, for strategic reasons, elected not to pursue directly.  The possibility exists that in the future we will require further licenses to complete and/or commercialize our proposed products.  We cannot assure you that we will be able to acquire the licensing rights on a commercially viable basis.

Certain of our technology is not protectable by patent. Certain parts of our know-how and technology are not patentable. To protect our proprietary position in such know-how and technology, we intend to require all employees, consultants, advisors and collaborators to enter into confidentiality and invention ownership agreements with us.  We cannot assure you, however, that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure. Further, in the absence of patent protection, competitors who independently develop substantially equivalent technology may harm our business.

We may not be able to adequately protect against piracy of intellectual property in foreign jurisdictions. Considerable research in the areas of stem cells, cell therapeutics and regenerative medicine is being performed in countries outside of the United States, and a number of our competitors are located in those countries.  The laws protecting intellectual property in some of those countries may not provide adequate protection for our trade secrets and intellectual property to prevent our competitors from mis-appropriating our trade secrets or intellectual property.   If our trade secrets or intellectual property are mis-appropriated in those countries, we may be without adequate remedies to address the issue.

We may not be able to obtain third-party patient reimbursement or favorable product pricing, which would reduce our ability to operate profitably. Our ability to successfully commercialize certain of our proposed products in the human therapeutic field may depend to a significant degree on patient reimbursement of the costs of such products and related treatments at acceptable levels from government authorities, private health insurers and other organizations, such as health maintenance organizations. We cannot assure you that reimbursement in the United States or foreign countries will be available for any products we may develop or, if available, will not be decreased in the future, or that reimbursement amounts will not reduce the demand for, or the price of, our products with a consequent harm to our business. We cannot predict what additional regulation or legislation relating to the health care industry or third-party coverage and reimbursement may be enacted in the future or what effect such regulation or legislation may have on our business. If additional regulations are overly onerous or expensive and/or if health care related legislation makes our business more expensive or burdensome than originally anticipated, we may be forced to significantly downsize our business plans or completely abandon our business model.

Our source of revenues depends on the stability and performance of our sublicensees. If certain of our sublicensees go out of business or if those sublicensees fail to adequately market and sell products based on the licenses granted by us, our business could fail if we are not able to make other arrangements. Our ability to collect royalties on product sales from our sublicensees will depend on the financial and operational success of the companies operating under a sublicense.  We have numerous licensees to third parties including Cyagra, Exeter Life Sciences, GTC Biotherapeutics, Immerge Biotherapeutics, Merial, as well as others that hold licenses to our technology.  Revenues from those licensees will depend upon the financial and operational success of those third parties.  We cannot assure you that these licensees will be successful in obtaining requisite financing or in developing and successfully marketing their products.  These licensees may experience unanticipated obstacles including regulatory hurdles, scientific or technical challenges which could have the effect of reducing our ability to generate revenues.

We depend on key personnel for our continued operations and future success.  A loss of certain key personnel coupled with our inability to replace those personnel could significantly hinder our ability to move forward with our business plan. Because of the specialized nature of our business, we are highly dependent on our ability to identify, hire, train and retain highly qualified scientific and technical personnel for the research and development activities we conduct or sponsor. The loss of one or more certain key executive officers, or scientific officers, would be significantly detrimental to us.

In addition, recruiting and retaining qualified scientific personnel to perform research and development work is critical to our success. Our anticipated growth and expansion into areas and activities requiring additional expertise, such as clinical testing, regulatory compliance, manufacturing and marketing, will require the addition of new management personnel and the development of additional expertise by existing management personnel. There is intense competition for qualified personnel in the areas of our present and planned activities, and there can be no assurance that we will be able to continue to attract and retain the qualified personnel necessary for the development of our business. The failure to attract and retain such personnel or to develop such expertise would adversely affect our business.

We have no product liability insurance, which may leave us vulnerable to future claims we will be unable to satisfy. The testing, manufacturing, marketing and sale of human therapeutic products entail an inherent risk of product liability claims, and there can be no assurance that substantial product liability claims will not be asserted against us. We have no product liability insurance. In the event we are forced to expend significant funds on defending product liability actions and in the event those funds come from operating capital, we will be required to reduce our business activities which could lead to sustained losses.

We cannot assure you that adequate insurance coverage will be available in the future on acceptable terms, if at all, or that, if available, we will be able to maintain any such insurance at sufficient levels of coverage or that any such insurance will provide adequate protection against potential liabilities. Whether or not a product liability policy is obtained or maintained in the future, any product liability claim could harm our business or financial condition.

SUMMARY OF MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ACT

We will provide a complete discussion and analysis by our management of our financial condition and results of operations in conjunction with the filing of our consolidated financial statements and the accompanying notes, which will be included in an amendment to this Report on Form 8-K expected to be filed within 75 days following the date of the Merger.  A brief summary discussion is provided at this time.

History of ACT. We are a biotechnology company applying human embryonic stem cell technology in the emerging field of regenerative medicine. Currently our research medicine and development efforts focus primarily on developing human embryonic stem cells and embryonic stem cell derived products in therapeutically useful quantities; however, early research efforts at ACT focused on animals and agriculture.  ACT was incorporated in Delaware in 1994 as a subsidiary of Avian Farms, Inc., a former poultry genetics Company based in Maine.  In 1999, ACT Group was formed to effect the buy-out of approximately 80% of the equity interests in ACT from Avian Farms. ACT operated under the control of ACT Group from its acquisition in 1999 through the date of the Merger.  After giving effect to the Merger, ACT Group has become our largest shareholder, currently owning approximately 29.5% of our outstanding common stock.

In June 2000, ACT acquired substantially all of the outstanding membership units of Cyagra LLC. Cyagra LLC was converted to a Delaware corporation in 2001 and renamed Cyagra, Inc.  Under ACT’s leadership, Cyagra established a market leadership position in agricultural animal cloning, and was spun off to a strategic investor, Goyaike S.A., in July of 2002.  This sale resulted in ACT effectively exiting the agricultural and animal cloning business to focus on human applications of our technology.  ACT currently holds no equity in Cyagra.  ACT granted Cyagra an exclusive royalty-bearing license to much of our technology for application producing animals for agricultural (food and fiber) and horses in 2002.  The sale of Cyagra generated some of the liquidity required for our ongoing operations and was consistent with our strategic decision to pursue human applications of our technology.

From inception through July 1999, Avian Farms funded us as a wholly-owned subsidiary.  Since July 2000, we have primarily been funded through equity contributions and loans from ACT Group, our largest shareholder.  We have indebtedness to ACT Group in the amount of $1 million, plus accrued interest.  We have also generated funds through business development efforts, grants and sponsored research. We have incurred significant net losses since inception as a result of research and development and general and administrative expenses in support of our operations.

We anticipate incurring significant net losses in the future due to:

•                  the  cost of continuing our research and development efforts;

•                  the working capital costs required to establish and maintain a GMP-certified laboratory facility which is necessary to commercialize our products; and

•                  the  costs associated with conducting pre-clinical and clinical trials needed for product validation and launch.

Our operating revenues are insufficient to support the cost of our activities.  We estimate our cash from all sources is only sufficient to sustain our current level of operations for at least the next twelve months.  Substantial additional capital will be required to fund operations beyond that date.  Our financial success will depend on many factors, including our ability to establish the safety and efficacy of our therapeutic product candidates, successfully prosecute our intellectual property, obtain necessary regulatory approvals and successfully commercialize new products.

We expect our research and development costs to increase significantly in 2005, as we more aggressively pursue technology development.  Once we enter clinical trials with our initial products candidates, we expect to experience another significant increase in the level of our expenses.  We expect our research and development costs to be partially off-set by grants.  Certain grants reimburse us for certain costs associated with our research.  However, we can offer no assurances that grant funding will be available to the Company.

Liquidity and Capital Resources

With the exception of 2002, when we sold Cyagra, we have incurred substantial net losses each year since inception as a result of research and development and general and administrative expenses in support of our operations. We anticipate incurring substantial net losses in the future.  In November 2001 we sold a minority stake in our agricultural subsidiary, Cyagra, to the Argentinean company Goyaike S.A. In July 2002 we sold additional equity to Goyaike, resulting in Goyaike taking a controlling ownership interest in Cyagra.  We recognized gains on the sale of our interest in Cyagra, which resulted in positive net income for the year 2002.

We anticipate that our current cash, from all sources, will be sufficient to cover our operating expenses for at least the next twelve months.  We expect to raise additional capital in 2005.  We are currently evaluating alternatives and sources for additional funding, which may include public or private investors, strategic partners, and grant programs available through specific states or foundations.  Should our assumptions be incorrect, and if we are unable to raise additional funds, we will be forced to either scale back our business efforts or curtail our business activities entirely.

Our subsidiary, ACT, has outstanding loan obligations totaling $500,000 secured by our assets.  We expect that these loans will be converted into shares of our common stock, and warrants for shares of common stock, on the same basis and at the same values as the Exchange Shares.  At this time, we do not have commitments from all lenders to convert these loans.

In addition to the foregoing loan obligations, we have entered into a promissory note in the amount of $1 million face value, payable to our largest shareholder, ACT Group.  We are currently in discussions with

ACT Group to amend the repayment terms of the note to make it payable in equity in the event that our stock is traded on a national stock exchange as of the maturity date and, if we are not traded on a national exchange, to extend the maturity date of the note through December 2007.

BUSINESS

Our Strategy. We are a biotechnology company applying human embryonic stem cell technology in the emerging field of regenerative medicine.  We believe that new developments in stem cell biology, and our research efforts in particular, have the potential to revolutionize medicine by being able to produce human cells of any kind for use in a wide-array of therapies for immunological and age-related diseases.  We are focused on leveraging its key assets, including its intellectual property, its scientific team, its facilities and its capital, to accelerate the advancement of such stem cell technologies.  In addition, we are pursuing strategic collaborations with members of academia, industry and foundations to further accelerate the pace of our research efforts.  We are currently headquartered in Worcester, Massachusetts.  We intend to establish a research facility in California, where voters last November passed Proposition 71. Proposition 71, often referred to as the “Stem Cell Initiative”, provides $3.0 billion of funding over the next ten years for stem cell research in the state of California.  Other states, including Massachusetts, New Jersey and New York are now discussing similar initiatives within their own states.

The Emerging Field of Regenerative Medicine and Cell Therapy.  Many significant and currently untreatable human diseases arise from the loss or malfunction of specific cell types in the body.  This is especially true of diseases associated with aging, such as Parkinson’s disease, diabetes, heart disease, immunodeficiency states, arthritis, and cancer.  We believe that replacing the malfunctioning cells with fully functional ones may be a useful therapeutic strategy for many of these diseases.  This emerging industry is often called regenerative medicine or cell therapy, and it simply means the production of cells as a vehicle to treat disease.

We and several others are pursuing methods to generate replacement cells from stem cells.  A stem cell, simply put, is a cell that can branch out like the branches or stems of a tree and change into two or more different cell types.  The classic stem cells are the cells in our bone marrow that can branch out into all the cell types of the blood or a related blood-forming stem cell originating from umbilical cord blood.  Because bone marrow stem cells exist in all of us, they are called adult stem cells and, because they can branch out into many different cell types, they are said to be pluripotent.  Pluripotent means these cells can become many, but not all, types of cells in the body.  In contrast, in the first two weeks of human development, a more powerful stem cell, or totipotent stem cell, exists that can branch out into any cell type in the body.

Our Technology.  We believe that new developments in stem cell biology have the potential to revolutionize medicine by being able to produce human cells of any kind for use in a wide-array of therapies.  We believe our technology platform will collectively enable the transformation of a patient’s cell into an embryonic state where those cells have the potential to be turned into any of over 200 cell types in the body.  We expect that our cellular reprogramming technologies will offer a new avenue for the introduction of targeted genetic modifications in cells and for the regeneration of cell lifespan, thereby making “young” cells available for aging patients.  The combination of these advances, the ability to produce young cells of certain kinds genetically modified in specific ways that are genetically compatible with the patient is the hallmark and the strength of our platform.  All of our technologies are in the pre-clinical stage of development.

Our Intellectual Property. We currently own or have licenses to over 300 patents and patent applications worldwide in the fields of regenerative medicine and stem cell technology.  We believe our intellectual property collectively represents one of the strongest portfolios in the field.  Our success will likely depend upon our ability to preserve our proprietary technologies and operate without infringing the proprietary rights of other parties. However, we may rely on certain proprietary technologies and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that:

•                  these agreements will not be breached;

•                  we would have adequate remedies for any breach; or

•                  our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We believe our patent portfolio has the potential to provide us with a superior intellectual property and competitive position in our chosen fields. We maintain a relatively aggressive patent policy and, when appropriate, seek patent protection for inventions in our core technologies and in ancillary technologies that support our core technologies or which we otherwise believe will provide us with a competitive advantage.  In addition, we plan to continue to obtain licenses to patent filings from other individuals and organizations that we anticipate could be useful in advancing our research, development and commercialization initiatives.

Potential Markets for Regenerative Medicine and Cell Therapy.  We believe that the potential markets for regenerative medicine and stem cell therapy are extremely large.  In 2003, there were over 26,000 organs transplanted in North America.  According to the U.S. Department of Health and Human Services, approximately 95,000 patients were approved for an organ transplant in 2003, many of which never received the needed tissue.  According to these statistics, over 6,000 individuals died in 2003 before an organ could be found and thousands more suffered great distress while waiting.

There are an estimated one million pancreas patients who need transplanted cells.  In 2003, only 400 pancreases were donated.  In our estimation, stem cell therapies have the potential to dramatically reduce the long waiting list.

The clinical applications we intend to pursue initially, in many cases with corporate partners, include neuro-degenerative diseases, such as Alzheimer’s, Parkinson’s disease, and retinal disorders, and blood cell and vascular disorders.  Because the major neural cells of the human nervous system typically do not regenerate, the generally held medical opinion is that there is no effective treatment available to restore lost functionality caused by these diseases.  We believe that other potential applications of this technology include therapies for those who suffer strokes, spinal cord injuries and other nervous system disease or degeneration, and for whom there is also no presently available effective treatment, and that additional applications may include treatments for chronic liver disease.

Competition. Numerous companies claim to have a unique approach to treat or cure cell degenerative diseases.  We believe that only one other known patent estate, held by Roslin Institute, derived from the cloning of Dolly, the first cloned sheep, is comparable to ours.  However, the Roslin patents explicitly exclude applications where the somatic cell is human.  The Roslin patents are licensed for all applications, other than the production of proteins in milk, to Geron Corporation.

We believe that our most significant competitor in the development of products based on human stem cell lines is Geron Corporation.  Geron has exclusively licensed several significant patents from the Roslin Institute, the University of Wisconsin and Johns Hopkins University, and intellectual property that it has generated internally, which Geron believes provides it with an extremely strong intellectual property and competitive position.  In particular, Roslin has been issued several cloning patents in the United States and the United Kingdom that have been licensed exclusively to Geron in fields other than producing protein in milk.  An interference proceeding in the United States Patent and Trademark Office between Roslin/Geron patents and the UMass/ACT patents as they relate to non-human animal applications was decided against ACT.  An appeal in federal district court is contemplated and is due February 20, 2005.

Employees and Facilities.

As of February 1, 2005, we had 13 full-time employees, of whom 5 hold Ph.D. or M.D. degrees. Ten are directly involved in research and development activities and three are engaged in business development and administration. Along with our subsidiaries, we also use the services of numerous outside consultants in business and scientific matters.  We believe that we have good relations with our employees and consultants.

Our headquarters are located at 381 Plantation Street, Worcester, MA 01605. Our facilities consist of an approximately 14,000 square foot executive office and laboratory facilities with a fully built-out sterile manufacturing facility which we believe will be certifiable as a Good Manufacturing Practice facility. We occupy the facility under an 8-year lease, which expires April 30, 2010.  We do not own any real estate.

ITEM 3.02                                       UNREGISTERED ISSUANCE OF EQUITY SECURITIES

Please see Item 2.01, above, for a description of the common stock and warrants issued in connection with the Merger.  The issuances of these securities were not registered under the Securities Act of 1933, as amended (the

“Securities Act”), but were issued in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, insofar as such securities were issued only to “accredited investors” within the meaning of Rule 501 of Regulation D.  Notices on Form D relating to these issuances have been or will be filed with the Securities and Exchange Commission in accordance with the requirements of Regulation D.

ITEM 5.01                                       CHANGE IN CONTROL OF THE REGISTRANT

Prior to the Merger, David C. Merrill, our former President, Secretary, Treasurer and sole director, was the beneficial owner of approximately 38% of our outstanding capital stock and was able, by virtue of such positions and stock ownership, to exercise a significant amount of control over our corporate affairs.

As a result of the Merger described in Item 2.01 of this Report, the former stockholders of ACT now own approximately 80% of the outstanding common stock of the Company. Of these stockholders, ACT Group is the beneficial owner of approximately 30% of our outstanding common stock as of January 31, 2005, which shares were acquired as a result of the Merger on January 31, 2005. As a result of this ownership, ACT Group will have the ability to exercise a significant amount of control over any matter that requires a vote of our stockholders, including the election of directors and certain significant corporate transactions. ACT Group acquired such shares by exchanging its shares of the capital stock of ACT for shares of the Company’s capital stock in the Merger. Michael D. West, Ph.D., our Chairman of the Board, President and Chief Scientific Officer, is the President, Chief Executive Officer and a director of ACT Group, and, therefore, may be deemed to be the beneficial owner of the shares of our common stock held by ACT Group under applicable Securities and Exchange Commission rules. Dr. West disclaims beneficial ownership of such shares.

We are not aware of any arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters, other than as set forth in Item 2.01 of this Report, or any other arrangements which may at a subsequent date result in a change in control of the Company.

ITEM 5.02             DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

In connection with the Merger, and pursuant to the terms of the Merger Agreement, David C. Merrell, the Company’s President, Secretary, Treasurer and sole director, resigned, and the directors and executive officers of ACT became the directors and executive officers of the Company.  Information regarding such directors and executive officers is set forth below:

The following table sets forth certain information concerning the Company’s newly designated directors and executive officers, all of whom held the same positions with ACT prior to the Merger:

Name	Age	Position
Michael D. West, Ph.D.	51	President, Chairman of the Board of Directors and Chief Scientific Officer

William M. Caldwell, IV	57	Chief Executive Officer, Secretary and Director

Robert P. Lanza, M.D.	48	Vice President of Medical and Scientific Development

Robert Peabody, CPA	50	Director

Michael D. West, Ph.D., is our President, Chairman of our Board of Directors and Chief Scientific Officer.  Dr. West has extensive academic and business experience in age-related degenerative diseases, telomerase molecular biology and human embryonic stem cell research and development.  Before joining ACT in 1998, Dr. West founded Geron Corporation, and from 1990 to 1998 served as a Director and senior executive officer of Geron, where he initiated and managed programs in telomerase diagnostics, telomerase inhibition, telomerase-mediated therapy and human embryonic stem cell research.  After leaving Geron, Dr. West co-founded and served as Chairman of Origen Therapeutics, a company focused on the development of avian transgenic technologies.  He is the inventor of patents assigned to the University of Texas Southwestern Medical Center at Dallas licensed to Geron Corporation relating to telomere biology.  Dr. West receives royalties from the license of these patents.  In 1999, Dr. West formed ACT Group for the purpose of acquiring a controlling interest in ACT.  Dr. West received a B.S. Degree from Rensselaer Polytechnic Institute in 1976, an M.S. Degree in Biology from Andrews University in 1982 and a Ph.D. from Baylor College of Medicine in 1989.  Dr. West is also a director of Biotime, Inc., a reporting company, and a director of the Life Extension Foundation, and the privately held company BioMarker Pharmaceuticals, Inc. Dr. West is not an officer or director of any other reporting company.

William M. Caldwell, IV, is our Chief Executive Officer and a member of our Board of Directors.  He has a 30-year management career working with emerging technologies and restructuring distressed corporate environments.  During his career he has served in senior executive positions both in marketing and finance.   He has worked with Booz Allen and Hamilton; the Flying Tiger Line Inc.; Van Vorst Industries; and Kidder Peabody.   He started a firm specializing in strategy and financial planning which was instrumental in restructuring over $ 1.0 billion of debt for over twenty companies and partnerships.  He was a pioneer in the satellite radio auctions as President of Digital Satellite Broadcasting Corporation; assisted in the financing and became President and ultimately CEO in the restructuring of CAIS Internet, and has advised corporations, both public and private, in technology, telecommunications, retailing, real estate, hospitality, publishing, and transportation.  He received his B.A. degree from the University of Southern California and was a Multinational Enterprise Fellow at the Wharton School of Finance.  He serves as a director of Lee Pharmaceuticals and King Koil Franchising Corp.    Mr. Caldwell is not an officer or director of any other reporting company.

Robert P. Lanza, MD, is our Vice President of Medical and Scientific Development.  Dr. Lanza has over 20 years of research and industrial experience in the areas of tissue engineering and transplantation medicine.  Before joining ACT in 1998, from 1990 to 1998, Dr. Lanza was Director of Transplantation Biology at BioHybrid Technologies, Inc., where he oversaw that company’s xenotransplantation and bioartificial pancreas programs.  He has edited or authored a dozen books, including Principles of Tissue Engineering(2d ed. co-edited with R. Langer and J. Vacante), Yearbook of Cell and Tissue Transplantation, One World The Health & Survival of the Human Species in the Twenty-First Century,

and Xeno: The Promise of Transplanting Animal Organs into Humans (co-authored with D.K.C. Cooper).  Dr. Lanza received his B.A. and M.D. Degrees from the University of Pennsylvania, where he was both a University Scholar and Benjamin Franklin Scholar. Dr. Lanza is not an officer or director of any reporting company.

Robert W. Peabody, CPA, is a member of our Board of Directors.  Mr. Peabody is a regional controller of Ecolab, Inc., a Fortune 500 specialty chemical manufacturing and service company.  Mr. Peabody has extensive experience in biotechnology investing and aiding in the start-ups of such companies as Geron Corporation, Origen Therapeutics, and ACT Group.  Mr. Peabody received a Bachelors Degree in Business Administration from The University of Michigan and is a Certified Public Accountant.  Mr. Peabody is not an officer or director of any reporting company.

There are no family relationships between any of the directors or executive officers.

ITEM 9.01.                                    FINANCIAL STATEMENTS AND EXHIBITS

(a)                                  Financial Statements of Business Acquired

It is impracticable for the Company to provide the required financial statements at this time.  The Company will file the required financial statements by amendment to this report not later than April 16, 2005

(b)                                 Pro Forma Financial Information

It is impracticable for the Company to provide the required pro forma financial information at this time.  The Company will file the required financial information by amendment to this report not later than April 16, 2005

(c)	Exhibits

2.01	Agreement and Plan of Merger, dated January 3, 2005 (1)

10.01	Form of $0.85 Cashless 10-Year Warrants (2)

10.02	Form of $2.00 10-Year Warrants (2)

10.03	Form of Lock-Up/Leak-Out Agreement between the Company and certain stockholders (2)

10.04	Form of Lock-Up/Leak-Out Agreement between the Company and certain stockholders (2)

99.1	Press Release

(1)                                  Incorporated by reference to Exhibit 10.01 to the Company’s Current Report on Form 8-K, dated December 30, 2004.

(2)                                  Filed herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.C.T. HOLDINGS, INC.

	By:	/s/ William M. Caldwell, IV
William M. Caldwell, IV
Chief Executive Officer

Dated: February 4, 2005